                                                                      Exhibit 18

                            SEI DAILY INCOME TRUST

                                  RULE 18F-3
                              MULTIPLE CLASS PLAN

                               DECEMBER 29, 1995

                                 INTRODUCTION

          SEI Daily Income Trust (the "Trust"), a registered investment company that currently consists of fourteen (14) separately managed portfolios (the Money Market Portfolio, Prime Obligation Portfolio, Government Portfolio, Government II Portfolio, Treasury Portfolio, Treasury II Portfolio, Federal Securities Portfolio, Corporate Daily Income Portfolio, Government Securities Daily Income Portfolio, Short-Term Mortgage Portfolio, Short Duration Portfolio, Short-Term Government Portfolio, Intermediate-Term Government Portfolio and GNMA Portfolio) and that may consist of additional portfolios in the future as listed on Schedule A hereto (each a "Portfolio" and, collectively, the "Portfolios"), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Portfolio. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   ATTRIBUTES OF SHARE CLASSES

          The rights of each existing class of the Portfolios (i.e.,
                                                               ----
Institutional and Retail Classes) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, et al. (Inv. Co. Act
                                                       -- ---
Release No. IC-19698), and attached hereto as Exhibits A - C.

          With respect to any class of shares of a Portfolio created after the date hereof, each share of a Portfolio will represent an equal pro rata interest
                                                               --- ----
in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Portfolio's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

          Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) class Expenses relating to a particular class are (or will be) borne exclusively by that class.

          Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Arthur Andersen LLP.

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

          This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

          The Board of the Trust, including a majority of the independent Trustees, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.

                               DISTRIBUTION PLAN
                               ProVantage Funds


     WHEREAS, SEI Cash+Plus Trust (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust's ProVantage Funds Class and the owners of units of beneficial interest ("Shareholders") in the Trust's ProVantage Funds Class;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1. The Trust has adopted this ProVantage Funds Distribution Plan ("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of ProVantage Funds securities of which the Trust is the issuer.

     Section 2.  The Trust may incur expenses for the items stipulated in
Section 3 of this Plan in an amount equal to .30% of the average daily net assets of the ProVantage Funds. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

     In addition, the Trust will pay the Distributor a fee on the ProVantage Funds class of the Portfolios up to the amount set forth on Exhibit A. The Distributor may use this fee toward (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or
(ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

     Section 3. Expenses permitted pursuant to this Plan shall include, and be limited to, the following:

     (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

     (b)  advertising;

     (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and

     (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Section 4. This Plan shall not take effect until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Trust's ProVantage Funds Class; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     Section 5. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

     Section 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amount so expended and the purposes for which such expenditures were made.

     Section 7. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust's ProVantage Funds Class.

     Section 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of

Shareholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

     Section 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operations of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     Section 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

                                   EXHIBIT A
                                   ---------

Intermediate-Term Government Portfolio................. .30%
GNMA Portfolio......................................... .30%
Short-Term Government Portfolio........................ .30%



Amended December 10, 1993

                               DISTRIBUTION PLAN
                           (As amended May 25, 1984)

     Section 1.  Cash+Plus Trust (the "Trust") has adopted this Distribution
     ---------
Plan (the "Plan") pursuant to which it may directly or indirectly bear expenses relating to the distribution of securities of which the Trust is the issuer, pursuant to Section 12(b) of the Investment Company Act of 1940 (the "Act"), and the rules and regulations promulgated thereunder, as the same may be from time to time, issued or amended.

     Section 2.  SEI Financial Services Company ("SFS") may enter into contracts
     ---------
with certain banks to act as Sub-Administrators ("Sub-Administrators") pursuant to which the Sub-Administrators will render shareholder services to unitholders of the Trust. Shareholder services may include, but are not limited to, mailing shareholder communications, such as proxies, unitholder reports, the Trust's unaudited quarterly and audited annual financial statements and dividend distribution and tax notices, handling general shareholder relations with investors and answering routine inquiries regarding the Trust, and providing such other services as the Trust or SFS may reasonably request. To the extent that some or all of such payments may constitute distribution expenses, this Plan permits SFS to pay the Sub-Administrators fees for the shareholder services provided out of revenues derived from acting as the Manager for the Trust or from other sources. The amount of such fees will be determined by SFS and the Sub-Administrators based upon the extent and quality of the services provided.

     Section 3.  The Trust may incur expenses for the items stipulated in
     ---------
Section 4 of this Plan as provided in a budget approved by a majority of the Qualified Trustees for the 12 month period following the date on which this Plan shall first become effective and a similar budget for each succeeding 12 month period (or portion thereof), provided that in no event shall the expenses provided for in such budgets exceed .3% of the Trust's average daily net assets during any fiscal year of the Trust. A majority of the Qualified Trustees may from time to time change such budgets to increase or decrease the total amount authorized to be spent, to change the allocation of amounts among expenditure items, to suspend expenditures or otherwise, but no expenditures shall be made in excess of those provided for in budgets approved by a majority of the Qualified Trustees from time to time. All expenditures pursuant to such budgets shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust for an expense permitted pursuant to this Plan. Expenses incurred pursuant to this Plan shall constitute expenses subject to the annual limitation on expenses (with certain exceptions) provided in Article 3(b) of the Trust's Management Agreement with SFS dated May 25, 1984. Expenses incurred pursuant to this Plan shall be allocated among the Portfolios on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

     Section 4.  Expenses permitted pursuant to this Plan shall include, and be
     ---------
limited, to the following:

     A. The incremental printing cost incurred as the result of producing for persons other than current unitholders of the Trust, reports, prospectuses, notices and similar materials that are prepared by the Trust for current unitholders, and of distributing the same to other than current unitholders of the Trust.

     B. The cost of registering the Trust's units under state and foreign laws and other costs involved in complying with such laws in the distribution of the Trust's units.

     C.  Advertising.

     D. The costs of preparing, printing and distributing any literature not covered in A and used in connection with the offering of the Trust's units.

     E. Expenses incurred in connection with the promotion and sale of the Trust's units including, without limitation, travel and communication expenses and expenses for compensation and benefits of sales personnel.

     Section 5.  This Plan shall not take effect until it has been approved by a
     ---------
vote of at least a majority of the outstanding voting securities of the Trust.

     Section 6.  This Plan shall not take effect until it has been approved,
     ---------
together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust and (b) the Qualified Trustees cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

     Section 7.  This Plan shall continue in effect for a period of more than
     ---------
one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 5.

     Section 8.  Any person authorized to direct the disposition of monies paid
     ---------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 9.  This Plan may be terminated at any time by vote of a majority
     ---------
of the Qualified Trustees, or by vote of a majority of the Trust's outstanding voting securities.

     Section 10.  All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities, on not more than 60 days' written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 11.  This Plan may not be amended to increase materially the amount
     ----------
of distribution expenses permitted pursuant to Section 2 hereof without the approval of a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 5.

     Section 12.  As used in this Plan, (A) the term "Qualified Trustees" shall
     ----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

                               DISTRIBUTION PLAN

                              SEI CASH+PLUS TRUST

                                    Class B


     WHEREAS, SEI Cash+Plus Trust (the "Trust") is engaged in business as a diversified, open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units of beneficial interest ("Unitholders") in Class B of the Money Market, Prime Obligation, Government, Government II, Treasury, Short-Term Government, Intermediate-Term Government, and GNMA Portfolios of the Trust and such other portfolios as may be added to the Trust (the "Class B Portfolios");

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this distribution plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1.  The Trust has adopted this distribution plan the ("Plan") to
     ---------
enable the Trust to directly or indirectly bear expenses relating to the distribution of Class B securities of which the Trust is the issuer.

     Section 2.  The Trust may incur expenses for the items stipulated in
     ---------
Section 3 of this Plan, provided that in no event shall the Trust incur reimbursable expenses for Class B that exceed an annual rate of .30% of the Trust's average daily net assets during any fiscal year of the Trust. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust units, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees. In addition, the Trust will pay the Distributor a fee of
 .30% of the Class B Portfolios' average daily net assets which the Distributor can use to compensate Class B unitholders which provide administrative services to their customers. The actual fee paid to the administrators will be negotiated based on the extent and quality of services provided.

     Section 3.  Reimbursable expenses permitted pursuant to this Plan shall
     ----------
include, and be limited to, the following:

     (a) the incremental printing costs incurred in producing for and distributing to persons other than current Unitholders of the Trust, the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Unitholders;

     (b) the cost of complying with state and federal laws pertaining to the distribution of the Trust's units;

     (c)  advertising;

     (d) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's units and not covered by Section 3(a) of this Plan; and

     (e) expenses incurred in connection with the promotion and sale of the Trust's units including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.


     Section 4.  This Plan shall not take effect until it has been approved (a)
     ---------
by a vote of at least a majority of the outstanding voting securities in Class B of the Trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     Section 5.  This Plan shall continue in effect for a period of more than
     ---------
one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

     Section 6.  Any person authorized to direct the disposition of monies paid
     ---------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7.  This Plan may be terminated at any time by the vote of a
     ---------
majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities.

     Section 8.  All agreements with any person relating to implementation of
     ---------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Unitholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 9.  This Plan may not be amended to increase materially the amount
     ---------
of distribution expenses permitted pursuant to Section 2 hereof without the approval of Unitholders holding a majority of the outstanding voting securities in Class B of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

     Section 10.  As used in this Plan, (a) the term "Qualified Trustees" shall
     ----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11.  Nothing in this Plan shall operate or be construed to limit
     ----------
the extent to which the Trust's Sponsor, Manager, Distributor, or Investment Administrator or any other person, other than the Trust, may incur costs out of their own monies and bear expenses associated with the distribution of securities of which the Trust is the issuer.

     Section 12.  While this Plan is in effect, the selection and nomination of
     ----------
those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     Section 13.  This Plan shall not obligate the Trust or any other party to
     ----------
enter into an agreement with any particular person.

                               DISTRIBUTION PLAN
                              SEI CASH + PLUS TRUST
                                    Class C


     WHEREAS, SEI Cash + Plus Trust (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units of beneficial interest ("Shareholders") in Class C of the Trust;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1.  The Trust has adopted this Class C Distribution Plan ("Plan")
     ----------
to enable the Trust to directly or indirectly bear expenses relating to the distribution of Class C securities of which the Trust is the issuer.

     Section 2.  The Trust may incur expenses for the items stipulated in
     ----------
Section 3 of this Plan, provided that in no event shall the Trust incur reimbursable expenses for Class C that exceed an annual rate of .30% of the Trust's average daily net assets during any fiscal year of the Trust. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

In addition, the Trust will pay the Distributor a fee of up to .50% of the Class C Portfolios' average daily net assets. Compensation of broker/dealers and service providers which provide specified services shall be made by the Distributor from such fees. The actual fee paid will be negotiated based on the extent and quality of services provided.

     Section 3.  Expenses permitted pursuant to this Plan shall include, and be
     ----------
limited to, the following:

     (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

     (b)  advertising;

     (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and

     (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Section 4.  This Plan shall not take effect until it has been approved (a)
     ----------
by a vote of at least a majority of the outstanding voting securities of the Trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     Section 5.  This Plan shall continue in effect for a period of more than
     ----------
one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

     Section 6.  Any person authorized to direct the disposition of monies paid
     ----------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7.  This Plan may be terminated at any time by the vote of a
     ----------
majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities.

     Section 8.  All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 9.  This Plan may not be amended to increase materially the amount
     ----------
of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

     Section 10.  As used in this Plan, (a) the term "Qualified Trustees" shall
     -----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11.  While this Plan is in effect, the selection and nomination of
     -----------
those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     Section 12.  This Plan shall not obligate the Trust or any other party to
     -----------
enter into an agreement with any particular person.

As voted on April 12-13, 1988 -

FURTHER
VOTED: That the Trust's Distribution Plan be, and it hereby is, adopted by the Treasury II Portfolio of the Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

FURTHER
VOTED: That, in accordance with the Distribution Plan, and for so long as such Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to such non-interested Trustees as are then serving on the Board.

As voted on May 10-11, 1988 -

FURTHER        That the Trust's Distribution Plan be and it hereby is adopted by
VOTED:         the High Sierra Portfolio of the Trust in accordance with Rule
               12b-1 under the Investment Company Act of 1940.

FURTHER        That in accordance with the Distribution Plan, and for so long as
VOTED:         such Plan is in effect, the selection and nomination of non-
               interested Trustees shall be committed to such non-interested
               Trustees as are then serving on the Board.

As voted on December 23, 1988 -

VOTED:         That a Class B be added to all of the Trust's portfolios to
-----
               enable payments to be made out of the Trust's 12b-1 Distribution
               Plan to Unitholders which provides specific services to the Trust. The addition of Class B to the Trust is contingent on the receipt of appropriate exemptive relief from the Securities and Exchange Commission and of a private letter ruling from the Internal Revenue Service on this issue.

          IN WITNESS WHEREOF, this Unanimous Consent of the Board of Trustees has been duly executed as of the day and year set forth above.

                                                   /s/ Alfred P. West, Jr.
                                                  -----------------------------
                                                       Alfred P. West, Jr.

                                                     /s/ William M. Doran
                                                  -----------------------------
                                                       William M. Doran

                                                  /s/ Edward W. Binshadler
                                                  -----------------------------
                                                       Edward W. Binshadler


                                                      /s/ Richard F. Blanchard
                                                  ------------------------------
                                                         Richard F. Blanchard

                                                     /s/ F. Wendell Gooch
                                                  ------------------------------
                                                         F. Wendell Gooch

As voted on January 31-February 2, 1989 -

FURTHER        That a second class (Class B) be added to Government II and
VOTED:         Treasury Portfolios of the Trust with a distribution plan that
------
               provides for (i) reimbursement of direct expenses in accordance with the Distribution Plan currently applicable to the existing
               Class A units, and (ii) additional payments to the Portfolio's
               Distributor which the Distributor can use to make payments to unitholders which provide administrative services.

As voted on May 9, 1989 -

FURTHER        That the Trust's Distribution Plan be, and it hereby is, adopted
VOTED:         by the High Sierra U.S. Government Bond Portfolio of the Trust in
               accordance with Rule 12b-1 under the Investment Company Act of 1940.

FURTHER        That in accordance with the Distribution Plan, and for so long as
VOTED:         such Plan is in effect, the selection and nomination of non-
               interested Trustees shall be committed to such non-interested
               Trustees as are then serving on the Board.

As voted on March 7, 1990 -

FURTHER        That the form of Distribution Plan for Class B units presented to
VOTED:         this meeting be, and it heareby is, approved in accordance with
               Rule 12b-1 under the Investment Company Act of 1940; provided, however, that such approval shall not be effective unless said
               Plan shall have been approved by a majority of the outstanding units of beneficial interest of Class B of the Trust following the initial issuance of the units of the Trust.

as voted on March 6, 1991 -

FURTHER
VOTED: That SEI Financial Services Company be, and it hereby is, appointed to serve as Distributor of shares of beneficial interest of the Treasury Portfolio of the Trust under the terms and conditions set forth in the Distribution Agreement.

FURTHER
VOTED: That the offering of Class A and Class B shares of the Treasury Portfolio and the form of Distribution Plans for Class A and Class B are in the best interests and reasonably likely to benefit the Trust and the unitholders of the Treasury Portfolio.

FURTHER
VOTED: That the form of Distribution Plans for Class A and Class B be, and it hereby is, adopted by the Treasury Portfolio of the Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

FURTHER
VOTED: That, in accordance with the Distribution Plan, and for so long as such Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to such non-interested Trustees as are then serving on the Board.

As voted on May 6, 1991 -

VOTED: That the services fee paid pursuant to the Distribution Plan for Class B shares of the Treasury Portfolio be, and it hereby is, increased to .35% from .30%; provided, however, that such approval shall not be effective unless said Plan shall have been approved by a majority of the outstanding units of beneficial interest of Class B of the Treasury Portfolio of the Trust following the initial issuance of Class B shares of the Treasury Portfolio of the Trust.

As voted on August 7-8, 1991 -

          Mr. Nesher then asked for consideration of the proposal to add a Class C to five money market portfolios of the SEI Cash Plus Trust, noting that the Trustees had received notice of this addition to the agenda. There ensued a lengthy discussion about the structure of the Class C and the marketing thereof, after which, upon motion duly made and seconded, it was unanimously

VOTED: That as of August 8, 1991 a new class, hereafter to be known as Class C, be added to each of the Money Market, Prime Obligation, Government, Government II, Treasury and Treasury II Portfolios (the "Portfolios") of SEI Cash+Plus Trust (the "Trust") with a distribution plan that provides for reimbursement of direct expenses and that payments be made to unitholders that provide administrative services to their customers.

FURTHER   That the Distribution Plan for Class C presented to this meeting be,
VOTED: and it hereby is, approved for the Portfolios in accordance with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"); provided, however, that such approval shall not be effective unless said Plan shall have been approved by a majority of the outstanding units of beneficial interest of Class C of each Portfolio following the initial issuance of units of Class C .

FURTHER   That in accordance with the Distribution Plan for Class C, and for so
VOTED: long as such Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to such non-interested Trustees as are then serving on the Board.

As voted on August 4-5, 1992 -

FURTHER
VOTED: That the form of Distribution Plan for Class B be, and it hereby is, adopted by the Adjustable Rate Mortgage and Short-Duration Mortgage Portfolios of the Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

FURTHER
VOTED: That, in accordance with the Distribution Plan, and for so long as such Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to such non-interested Trustees as are then serving on the Board.

As voted on June 1, 1993 -

FURTHER
VOTED: That the form of the Distribution Plan for Class B be, and it hereby is, adopted by the Corporate Enhanced Daily Income Portfolio and the Government Enhanced Daily Income Portfolio of the Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

FURTHER
VOTED: That, in accordance with the Distribution Plan and for so long as such Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to such non-interested Trustees as are then serving on the Board.

As voted on August 31, 1993 -

VOTED: That the modified form of each Distribution Plan for the ProVantage Funds be, and each hereby is, adopted by each Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

As voted on December 9-10, 1993 -

VOTED: That the distribution plan for the ProVantage Funds class of SEI Cash+Plus Trust is hereby amended to add the following Portfolio to the Plan:

               Short-Term Government Portfolio                     .25%

As voted on April 12, 1995 -

VOTED: That the units of beneficial interest of each of the International Fixed Income, European Equity, Pacific Basin Equity and Emerging Markets Equity Portfolios of SEI International Trust and the Corporate Daily Income Portfolio of SEI Daily Income Trust (collectively, the "Portfolios") be, and they hereby are, further divided into an indefinite number of units entitled Class D;

VOTED: That the Distribution Plans for the Class D shares of SEI International Trust and SEI Daily Income Trust (the "Trusts") previously submitted to the Board of Trustees be, and they hereby are, adopted by each of the Portfolios in accordance with Rule 12b-1 under the Investment Company Act of 1940;

SEI DAILY INCOME TRUST
MAY 31, 1995
--------------------------------------------------------------------------------
MONEY MARKET PORTFOLIO
PRIME OBLIGATION PORTFOLIO
GOVERNMENT PORTFOLIO
GOVERNMENT II PORTFOLIO
TREASURY PORTFOLIO
TREASURY II PORTFOLIO
FEDERAL SECURITIES PORTFOLIO
--------------------------------------------------------------------------------
Please read this Prospectus carefully before investing, and keep it on file for future reference.

A Statement of Additional Information dated May 31, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI Daily Income Trust (the "Trust") is a mutual fund that offers financial institutions a convenient means of investing their own funds or funds for which they act in a fiduciary, agency or custodial capacity in professionally managed diversified portfolios of securities. Some portfolios offer separate classes of units of beneficial interest ("shares") that differ from each other primarily in the allocation of certain distribution expenses. This Prospectus offers shares of the seven money market fund portfolios (the "Portfolios," and each of these, a "Portfolio") listed above. Except in the case of the Federal Securities Portfolio, which offers only one class of shares, each of the Portfolios offers Class A, Class B and Class C shares.

AN INVESTMENT IN A PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, AND THERE CAN BE NO ASSURANCE THAT ANY PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)       CLASS A*
--------------------------------------------------------------------------------

                            MONEY     PRIME                                                    FEDERAL
                           MARKET   OBLIGATION GOVERNMENT GOVERNMENT II TREASURY  TREASURY II SECURITIES
                          PORTFOLIO PORTFOLIO  PORTFOLIO    PORTFOLIO   PORTFOLIO  PORTFOLIO  PORTFOLIO
                          --------- ---------- ---------- ------------- --------- ----------- ----------
Management/Advisory Fees
(after fee waiver) (1)       .12%      .12%       .12%         .12%        .12%       .17%       .58%
12b-1 Fees (after fee
waiver) (2)                  .05%      .05%       .04%         .06%        .05%       .06%       .00%
Other Expenses               .03%      .03%       .04%         .02%        .03%       .02%       .02%
--------------------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver) (3)       .20%      .20%       .20%         .20%        .20%       .25%       .60%
--------------------------------------------------------------------------------------------------------

* The Federal Securities Portfolio offers only Class A shares.
(1) For the Money Market, Government and Federal Securities Portfolios the Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .37% for the Money Market Portfolio, .27% for the Government Portfolio and .58% for the Federal Securities Portfolio. For the Prime Obligation, Government II, Treasury and Treasury II Portfolios, the Manager has contractually agreed to waive its fee, and, if necessary, pay other operating expenses of the Portfolios in an amount that operates to limit the total operating expenses of the Class A shares. Absent these contractual provisions, management/advisory fees would be .22% for the Prime Obligation Portfolio, .22% for the Government II Portfolio, .27% for the Treasury Portfolio and .27% for the Treasury II Portfolio.
(2) The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class A shares of the Portfolios are 30%.
(3) Absent the voluntary fee waivers described above, total operating expenses for the Class A shares of the Portfolios would be .45% for the Money Market Portfolio, .30% for the Prime Obligation Portfolio, .35% for the Government Portfolio, .30% for the Government II Portfolio, .35% for the Treasury Portfolio, .35% for the Treasury II Portfolio and .60% for the Federal Securities Portfolio.

EXAMPLE

-------------------------------------------------------------------------------
                                                    1 YR. 3 YRS. 5 YRS. 10 YRS.
                                                    ----- ------ ------ -------
An investor would pay the following expenses on a
$1,000 investment assuming (1) 5% annual return
and (2) redemption at the end of each time period:
 Money Market Portfolio                             $2.00 $ 6.00 $11.00 $26.00
 Prime Obligation Portfolio                         $2.00 $ 6.00 $11.00 $26.00
 Government Portfolio                               $2.00 $ 6.00 $11.00 $26.00
 Government II Portfolio                            $2.00 $ 6.00 $11.00 $26.00
 Treasury Portfolio                                 $2.00 $ 6.00 $11.00 $26.00
 Treasury II Portfolio                              $3.00 $ 8.00 $14.00 $32.00
 Federal Securities Portfolio                       $6.00 $19.00 $33.00 $75.00
-------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to Class A shares. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Adviser" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD").

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)        CLASS B
--------------------------------------------------------------------------------

                            MONEY     PRIME
                           MARKET   OBLIGATION GOVERNMENT GOVERNMENT II TREASURY  TREASURY II
                          PORTFOLIO PORTFOLIO  PORTFOLIO    PORTFOLIO   PORTFOLIO  PORTFOLIO
                          --------- ---------- ---------- ------------- --------- -----------
Management/Advisory Fees
(after fee waiver) (1)       .12%      .12%       .12%         .12%        .12%       .17%
12b-1 Fees (2)               .35%      .35%       .34%         .36%        .35%       .36%
Other Expenses               .03%      .03%       .04%         .02%        .03%       .02%
---------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver) (3)       .50%      .50%       .50%         .50%        .50%       .55%
---------------------------------------------------------------------------------------------

(1) For the Money Market and Government Portfolios the Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waivers, management/advisory fees would be .37% for the Money Market Portfolio and .27% for the Government Portfolio. For the Prime Obligation, Government II, Treasury and Treasury II Portfolios, the Manager has contractually agreed to waive its fee, and, if necessary, pay other operating expenses of the Portfolios in an amount that operates to limit the total operating expenses of the Class B shares. Absent these contractual provisions, management/advisory fees would be .22% for the Prime Obligation Portfolio, .22% for the Government II Portfolio, .27% for the Treasury Portfolio and .27% for the Treasury II Portfolio.
(2) The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class B shares of the Portfolios are .60%.
(3) Absent the voluntary fee waivers described above, total operating expenses for the Class B shares of the Portfolios would be .75% for the Money Market Portfolio, .60% for the Prime Obligation Portfolio, .65% for the Government Portfolio, .60% for the Government II Portfolio, .65% for the Treasury Portfolio and .65% for the Treasury II Portfolio.

EXAMPLE

-------------------------------------------------------------------------------
                                                    1 YR. 3 YRS. 5 YRS. 10 YRS.
                                                    ----- ------ ------ -------
An investor would pay the following expenses on a
$1,000 investment assuming (1) 5% annual return
and (2) redemption at the end of each time period:
 Money Market Portfolio                             $5.00 $16.00 $28.00 $63.00
 Prime Obligation Portfolio                         $5.00 $16.00 $28.00 $63.00
 Government Portfolio                               $5.00 $16.00 $28.00 $63.00
 Government II Portfolio                            $5.00 $16.00 $28.00 $63.00
 Treasury Portfolio                                 $5.00 $16.00 $28.00 $63.00
 Treasury II Portfolio                              $6.00 $18.00 $31.00 $69.00
-------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to Class B shares. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Adviser" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the NASD Rules.

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)        CLASS C
--------------------------------------------------------------------------------

                            MONEY     PRIME
                           MARKET   OBLIGATION GOVERNMENT GOVERNMENT II TREASURY  TREASURY II
                          PORTFOLIO PORTFOLIO  PORTFOLIO    PORTFOLIO   PORTFOLIO  PORTFOLIO
                          --------- ---------- ---------- ------------- --------- -----------
Management/Advisory Fees
(after fee waiver) (1)       .12%      .12%       .12%         .12%        .12%       .17%
12b-1 Fees (2)               .55%      .55%       .54%         .55%        .55%       .56%
Other Expenses               .03%      .03%       .04%         .03%        .03%       .02%
---------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver) (3)       .70%      .70%       .70%         .70%        .70%       .75%
---------------------------------------------------------------------------------------------

(1) For the Money Market and Government Portfolios the Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .37% for the Money Market Portfolio and .27% for the Government Portfolio. For the Prime Obligation, Government II, Treasury and Treasury II Portfolios, the manager has contractually agreed to waive its fee, and, if necessary, pay other operating expenses of the Portfolios in an amount that operates to limit the total operating expenses of the Class C shares. Absent these contractual provisions, management/advisory fees would be .22% for the Prime Obligation Portfolio, .22% for the Government II Portfolio, .27% for the Treasury Portfolio and .27% for the Treasury II Portfolio.
(2) The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class C shares of the Portfolios are .80%.
(3) Absent the voluntary fee waivers described above, total operating expenses for the Class C shares of the Portfolios would be .95% for the Money Market Portfolio, .80% for the Prime Obligation Portfolio, .85% for the Government Portfolio, .80% for the Government II Portfolio, .85% for the Treasury Portfolio and .85% for the Treasury II Portfolio.

EXAMPLE

-------------------------------------------------------------------------------
                                                    1 YR. 3 YRS. 5 YRS. 10 YRS.
                                                    ----- ------ ------ -------
An investor would pay the following expenses on a
$1,000 investment assuming (1) 5% annual return
and (2) redemption at the end of each time period:
 Money Market Portfolio                             $7.00 $22.00 $39.00 $87.00
 Prime Obligation Portfolio                         $7.00 $22.00 $39.00 $87.00
 Government Portfolio                               $7.00 $22.00 $39.00 $87.00
 Government II Portfolio                            $7.00 $22.00 $39.00 $87.00
 Treasury Portfolio                                 $7.00 $22.00 $39.00 $87.00
 Treasury II Portfolio                              $8.00 $24.00 $42.00 $93.00
-------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to Class C shares. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Adviser" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the NASD Rules.

THE TRUST ______________________________________________________________________

SEI DAILY INCOME TRUST (the "Trust") is a diversified open-end management investment company that offers units of beneficial interest ("shares") in separate investment portfolios. This Prospectus offers Class A, Class B and Class C shares of the Trust's Money Market, Prime Obligation, Government, Government II, Treasury, Treasury II and Federal Securities Portfolios (the "Portfolios," and each of these, a "Portfolio"). Each Portfolio may have separate classes of shares which provide for variations in distribution and transfer agent costs, voting rights and dividends. Additional information pertaining to the Trust may be obtained from SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734.

INVESTMENT
OBJECTIVES AND
POLICIES _______________________________________________________________________

THE MONEY         The Money Market Portfolio seeks to preserve principal
MARKET            value and maintain a high degree of liquidity while
PORTFOLIO         providing current income. Under normal conditions the
                  Portfolio invests in obligations denominated in U.S.
                  dollars consisting of: (i) commercial paper rated at least
                  A-1 or A-2 by Standard & Poor's Corporation ("S&P") or
                  Prime-1 or Prime-2 by Moody's Investors Service, Inc.
                  ("Moody's") at the time of investment or, if not rated, determined by the Adviser to be of comparable quality;
                  (ii) obligations (including certificates of deposit, time deposits, bankers' acceptances and bank notes) of U.S.
                  savings and loan and thrift institutions, U.S. commercial banks (including foreign branches of such banks), and U.S.
                  and London branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations with a remaining term of not more than one year of issuers with commercial paper of comparable priority and security meeting the above ratings; (iv) investments permitted for the Government II Portfolio (see below); and (v) repurchase agreements involving any of the foregoing obligations.

                     Except for temporary defensive purposes, the Money
                  Market Portfolio will concentrate its investments in obligations issued by the banking industry, consisting of U.S. dollar denominated obligations of domestic banks and U.S. branches of foreign banks. Concentration in this context means the investment of more than twenty-five percent of the Portfolios assets in such industry.

THE PRIME         The Prime Obligation Portfolio seeks to preserve principal
OBLIGATION        value and maintain a high degree of liquidity while
PORTFOLIO         providing current income. Under normal conditions the
                  Portfolio invests exclusively in obligations of U.S.
                  issuers (excluding foreign branches of U.S. banks or U.S.
                  branches of foreign banks) consisting of: (i) commercial paper rated at least A-1 by S&P or Prime-1 by Moody's at the time of investment, or, if not rated, determined by the Adviser to be of comparable quality; (ii) obligations
                  (including certificates of deposit, time deposits, bankers' acceptances and bank notes) of U.S. commercial banks or savings and

THE ADVISER ____________________________________________________________________

                    Wellington Management Company ("WMC" or the "Adviser") has acted as the investment adviser for the Portfolios under an advisory agreement (the "Advisory Agreement") with the Trust. WMC is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions and individuals. Under the Advisory Agreement, the Adviser is responsible for the investment decisions for the Portfolios and continuously reviews, supervises and administers each Portfolio's investment program. The Adviser is independent of the Manager and SEI and discharges its responsibilities subject to the supervision of, and policies set by, the Trustees of the Trust.

                       The Adviser's predecessor organizations have provided
                    investment advisory services to investment companies since 1933 and to investment counseling clients since 1960. As of March 31, 1995, the Adviser had discretionary management authority with respect to approximately $88.5 billion of assets, including the assets of the Trust, SEI Liquid Asset Trust and the Insurance Investment Products Trust, each an open-end investment company. Wellington Trust Company, National Association, a wholly-owned subsidiary of the Adviser, utilizes SEI's trust accounting services. The principal address of Wellington Management Company is 75 State Street, Boston, MA 02109. WMC is a Massachusetts general partnership, of which the following persons are managing partners: Robert W. Doran, Duncan M. McFarland and John B. Neff.
                       The Adviser is entitled to a fee, which is calculated
                    daily and paid monthly, at an annual rate of .075% of the combined average daily net assets of the Portfolios of the Trust up to $500 million and .02% of such combined average daily net assets in excess of $500 million. Such fees are allocated daily among the Portfolios on the basis of their relative net assets. For the fiscal year ended January 31, 1995, the Portfolios paid the Adviser advisory fees (shown here as a percentage of average daily net assets after voluntary fee waivers) as follows: Money Market Portfolio--.02%; Prime Obligation Portfolio--.01%; Government Portfolio--.01%; Government II Portfolio--.01%; Treasury Portfolio--.01%; Treasury II Portfolio--.01%; and Federal Securities Portfolio--.03%.

DISTRIBUTION ___________________________________________________________________

                    SEI Financial Services Company (the "Distributor"), a wholly owned subsidiary of SEI, serves as each Portfolio's distributor pursuant to a distribution agreement (the "Distribution Agreement"). Each Class of each Portfolio has a separate distribution plan ("Class A Plan," "Class B Plan" and "Class C Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the 1940 Act. The Trust may also execute brokerage or other agency transactions through the Distributor for which the Distributor may receive usual and customary compensation. The Trust intends to operate the Plans in accordance with their terms and with the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD") concerning sales charges.

                       The Distribution Agreement and Plan for each class
                    provide for reimbursement of expenses incurred by the Distributor in an amount not to exceed .30% of a Portfolio's average daily net assets on an annualized basis, provided those expenses are permissible as to both type and amount under a budget, and the Class B and Class C Plans provide for additional payments for distribution and shareholder services, as described below. The budget must be approved and monitored quarterly by the Trustees, including those Trustees who are not interested persons and have no financial interest in the Plan or any related agreement ("Qualified Trustees"). Pursuant to state law, the Trust has voluntarily agreed to limit the Distribution related expenses of Class A shares of each Portfolio to .25%.
                       Distribution related expenses reimbursable to the
                    Distributor under the budget include those related to the costs of advertising and sales materials, the costs of federal and state securities laws registration and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently, the budget for each Portfolio (shown here as a percentage of average daily net assets) is as follows: Money Market--.04%; Prime Obligation--.04%; Government--.04%; Government II--.05%; Treasury--.04%; Treasury II--.04%; and Federal Securities--.00% (and the Manager will reimburse operating expenses of this Portfolio in the amount of .10%). Distribution expenses not attributable to a specific portfolio of the Trust are allocated among each of the portfolios of the Trust based on average net assets.
                       The Class B and Class C Plans, in addition to providing
                    for the reimbursement payments described above, provide for payments to the Distributor at an annual rate of .30% and .50%, respectively, of each Portfolio's average daily net assets attributable to Class B and Class C shares. These additional payments characterized as "compensation" and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses. These additional payments may be used to compensate Class B and Class C shareholders that provide distribution related services to their customers.
                       It is possible that an institution may offer different
                    classes of shares to its customers and thus receive compensation with respect to different classes. These financial institutions may also charge separate fees to their customers. Certain financial institutions offering shares to their customers may be required to register as dealers pursuant to state laws.
                       The Distributor may, from time to time in its sole
                    discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.

PURCHASE AND
REDEMPTION OF
SHARES _________________________________________________________________________

                    Financial institutions may acquire shares of the Portfolios for their own accounts or as a record owner on behalf of fiduciary, agency or custody accounts by placing orders with the Transfer Agent. Institutions that use certain SEI proprietary systems may place orders electronically through those systems. State securities laws may require banks and financial institutions purchasing shares for their customers to register as dealers pursuant to state laws. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Financial institutions that purchase shares for the accounts of their customers may impose separate charges on these customers for account services. Shares of each Portfolio are offered only to residents of states in which the shares are eligible for purchase.
                       Shares of each Portfolio may be purchased or redeemed
                    on days on which the New York Stock Exchange is open for business ("Business Days"). However, money market fund shares can not be purchased by Federal Reserve wire on Federal holidays restricting wire transfers.
                       Shareholders who desire to purchase shares with cash
                    must place their orders with the Transfer Agent prior to the determination of net asset value for the order to be accepted on that Business Day. Cash investments must be transmitted or delivered in federal funds to the wire agent by the close of business on the same day the order is placed. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust or shareholders to accept such purchase order.
                       The Trust will send shareholders a statement of shares
                    owned after each transaction. The purchase price of shares is the net asset value next determined after a purchase order is received and accepted by the Trust, which is expected to remain constant at $1.00. The net asset value per share of a Portfolio is determined by dividing the total value of its investments and other assets, less any liabilities, by the total outstanding shares of the Portfolio. A Portfolio's investments will be valued by the amortized cost method described in the Statement of Additional Information. Net asset value per share is determined daily as of 2:00 p.m. Eastern time on each Business Day, except that the net asset value per share of the Money Market and Treasury Portfolios is determined as of 4:30 p.m. Eastern time on each Business Day and the net asset value per share of the Government Portfolio is determined as of 3:00 p.m. Eastern time on each Business Day. Financial institutions which purchase and redeem shares for the accounts of their additional shares) and will not qualify for the corporate dividends-received deduction. Distributions of net capital gains are taxable to shareholders as long-term capital gains. The Portfolios provide annual reports to shareholders of the federal income tax status of all distributions.
                       Dividends declared by a Portfolio in October, November
                    or December of any year and payable to shareholders of record on a date in such a month, will be deemed to have been paid by the Portfolio and received by the shareholders on December 31 of the year declared if paid by the Portfolio at any time during the following January.
                       Income received on direct U.S. Government obligations
                    is exempt from tax at the state level when received directly and may be exempt, depending on the state, when received by a shareholder from a Portfolio provided certain conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. Government obligations normally is not exempt from state taxation. Each Portfolio will inform shareholders annually of the percentage of income and distributions derived from direct U.S. Government obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from a Portfolio is considered tax exempt in their particular states.
                       With respect to investments in STRIPS, which are sold
                    at original issue discount and thus do not make periodic cash interest payments, each Portfolio will be required to include as part of its current income the accreted interest on any such obligations even though the Portfolio has not received any interest payments on such obligations during that period. Because the Portfolio distributes all of its net investment income to its shareholders, the Portfolio may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities, and which may result in a taxable gain or loss.
                       Sale, exchange, or redemption of Portfolio shares is a
                    taxable transaction to the shareholder.

GENERAL INFORMATION ____________________________________________________________

The Trust           The Trust was organized as a Massachusetts business trust
                    under a Declaration of Trust dated March 15, 1982. The
                    Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each portfolio. In addition to the Portfolios, the Trust consists of the following portfolios: Short-Term
                    Government Portfolio, Intermediate-Term Government
                    Portfolio, GNMA Portfolio, Short-Term Mortgage Portfolio
                    (formerly Adjustable Rate Mortgage Portfolio) Short
                    Duration Mortgage Portfolio, Corporate Daily Income
                    Portfolio and Government Securities Daily Income
                    Portfolio. All consideration received by the Trust for shares of any portfolio and all assets of such portfolio belong to that portfolio and would be subject to liabilities related thereto.
                       The Trust pays its expenses, including fees of its
                    service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation materials and reports to

SEI DAILY INCOME TRUST
MAY 31, 1995
--------------------------------------------------------------------------------
CORPORATE DAILY INCOME PORTFOLIO
GOVERNMENT SECURITIES DAILY INCOME PORTFOLIO
SHORT-TERM MORTGAGE PORTFOLIO
SHORT DURATION MORTGAGE PORTFOLIO
SHORT-TERM GOVERNMENT PORTFOLIO
INTERMEDIATE-TERM GOVERNMENT PORTFOLIO
GNMA PORTFOLIO
--------------------------------------------------------------------------------

Please read this Prospectus carefully before investing, and keep it on file for future reference.

A Statement of Additional Information dated May 31, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI Daily Income Trust (the "Trust") is a mutual fund that offers financial institutions a convenient means of investing their own funds or funds for which they act in a fiduciary, agency or custodial capacity in professionally managed diversified portfolios of securities. Some portfolios offer separate classes of units of beneficial interest ("shares") that differ from each other primarily in the allocation of certain distribution expenses and minimum investment amounts. This Prospectus offers Class A, Class B and Class C shares of the seven fixed income portfolios (the "Portfolios," and each of these, a "Portfolio") listed above.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)        CLASS A
--------------------------------------------------------------------------------

                                    GOVERNMENT
                          CORPORATE SECURITIES              SHORT              INTERMEDIATE-
                            DAILY     DAILY    SHORT-TERM DURATION  SHORT-TERM     TERM
                           INCOME     INCOME    MORTGAGE  MORTGAGE  GOVERNMENT  GOVERNMENT     GNMA
                          PORTFOLIO PORTFOLIO  PORTFOLIO  PORTFOLIO PORTFOLIO    PORTFOLIO   PORTFOLIO
                          --------- ---------- ---------- --------- ---------- ------------- ---------
Management/Advisory Fees
(after fee waiver) (1)       .24%      .25%       .26%       .10%      .37%         .37%        .40%
12b-1 Fees (2)               .06%      .06%       .04%       .08%      .05%         .05%        .05%
Other Expenses               .05%      .04%       .15%       .27%      .03%         .03%        .04%
------------------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver) (3)
(4) (5)                      .35%      .35%       .45%       .45%      .45%         .45%        .49%
------------------------------------------------------------------------------------------------------

(1) The Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .45% for the Corporate Daily Income, Government Securities Daily Income, Short-Term Mortgage, Short Duration Mortgage .44% for the Short-Term Government and the Intermediate-Term Government Portfolios and .41 for the GNMA Portfolio.
(2) The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class A shares for each Portfolio are .30%.
(3) Total operating expenses for the Government Securities Portfolio and the Short Duration Mortgage Portfolio, are based on estimated amounts for the current fiscal year.
(4) Total operating expenses for the GNMA Portfolio have been restated to reflect a reduction in the fee waivers.
(5) Absent the voluntary fee waiver and reimbursement described above, total operating expenses for Class A shares of the Portfolios would be .56% for the Corporate Daily Income Portfolio, .55% for the Government Securities Daily Income Portfolio, .64% for the Short-Term Mortgage Portfolio, .80% for the Short Duration Mortgage Portfolio, .52% for the Short-Term Government Portfolio, .52% for the Intermediate-Term Government Portfolio and .50 for the GNMA Portfolio.

EXAMPLE

--------------------------------------------------------------------------------
                                                     1 YR. 3 YRS. 5 YRS. 10 YRS.
                                                     ----- ------ ------ -------
An investor would pay the following expenses on a
$1,000 investment of each portfolio assuming (1) 5%
annual return and (2) redemption at the end of each
time period:
 Corporate Daily Income Portfolio                    $4.00 $11.00 $20.00 $44.00
 Government Securities Daily Income Portfolio        $4.00 $11.00 $20.00 $44.00
 Short-Term Mortgage Portfolio                       $5.00 $14.00 $25.00 $57.00
 Short Duration Mortgage Portfolio                   $5.00 $14.00 $25.00 $57.00
 Short-Term Government Portfolio                     $5.00 $14.00 $25.00 $57.00
 Intermediate-Term Government Portfolio              $5.00 $14.00 $25.00 $57.00
 GNMA Portfolio                                      $5.00 $16.00 $27.00 $62.00
--------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to Class A shares. The Corporate Daily income, Short-Term Government, Intermediate-Term Government and GNMA Portfolios also offer Class D shares, which are subject to the same expenses except that Class D shares bear sales loads and different distribution costs. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Adviser" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD").

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)        CLASS B
--------------------------------------------------------------------------------

                                    GOVERNMENT
                          CORPORATE SECURITIES              SHORT              INTERMEDIATE-
                            DAILY     DAILY    SHORT-TERM DURATION  SHORT-TERM     TERM
                           INCOME     INCOME    MORTGAGE  MORTGAGE  GOVERNMENT  GOVERNMENT     GNMA
                          PORTFOLIO PORTFOLIO  PORTFOLIO  PORTFOLIO PORTFOLIO    PORTFOLIO   PORTFOLIO
                          --------- ---------- ---------- --------- ---------- ------------- ---------
Management/Advisory Fees
(after fee waiver) (1)       .24%      .25%       .26%       .10%      .37%         .37%        .40%
12b-1 Fees (2)               .36%      .36%       .34%       .38%      .35%         .35%        .35%
Other Expenses               .05%      .04%       .15%       .27%      .03%         .03%        .04%
------------------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver ) (3)
(4) (5)                      .65%      .65%       .75%       .75%      .75%         .75%        .79%
------------------------------------------------------------------------------------------------------

(1) The Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .45% for the Corporate Daily Income, Government Securities Daily Income, Short-Term Mortgage, Short Duration Mortgage, .44% for the Short-Term Government and the Intermediate-Term Government Portfolios; and .41% for the GNMA Portfolio.
(2) The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class B shares for each Portfolio are .60%.
(3) Total operating expenses for the Government Securities Portfolio and the Short Duration Mortgage Portfolio are based on estimated amounts for the current fiscal year.
(4) Total operating expenses for the GNMA Portfolio have been restated to reflect a reduction in the fee waivers.
(5) Absent the voluntary fee waiver and reimbursement described above, total operating expenses for Class B shares of the Portfolios would be .86% for the Corporate Daily Income Portfolio, .85% for the Government Securities Daily Income Portfolio, .94% for the Short-Term Mortgage Portfolio, 1.10% for the Short Duration Mortgage Portfolio, .82% for the Short-Term Government Portfolio and .82% for the Intermediate-Term Government Portfolio and .80% for the GNMA Portfolio.

EXAMPLE

--------------------------------------------------------------------------------
                                                     1 YR. 3 YRS. 5 YRS. 10 YRS.
                                                     ----- ------ ------ -------
An investor would pay the following expenses on a
$1,000 investment of each portfolio assuming (1) 5%
annual return and (2) redemption at the end of each
time period:
 Corporate Daily Income Portfolio                    $7.00 $21.00 $36.00 $81.00
 Government Securities Daily Income Portfolio        $7.00 $21.00 $36.00 $81.00
 Short-Term Mortgage Portfolio                       $8.00 $24.00 $42.00 $93.00
 Short Duration Mortgage Portfolio                   $8.00 $24.00 $42.00 $93.00
 Short-Term Government Portfolio                     $8.00 $24.00 $42.00 $93.00
 Intermediate-Term Government Portfolio              $8.00 $24.00 $42.00 $93.00
 GNMA Portfolio                                      $8.00 $25.00 $44.00 $98.00
--------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to Class B shares. The Corporate Daily Income, Short-Term Government, Intermediate-Term Government and GNMA Portfolios also offer Class D shares, which are subject to the same expenses except that Class D shares bear sales loads and different distribution costs. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Adviser" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the NASD Rules.

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)        CLASS C
--------------------------------------------------------------------------------

                                    GOVERNMENT
                          CORPORATE SECURITIES              SHORT              INTERMEDIATE-
                            DAILY     DAILY    SHORT-TERM DURATION  SHORT-TERM     TERM
                           INCOME     INCOME    MORTGAGE  MORTGAGE  GOVERNMENT  GOVERNMENT     GNMA
                          PORTFOLIO PORTFOLIO  PORTFOLIO  PORTFOLIO PORTFOLIO    PORTFOLIO   PORTFOLIO
                          --------- ---------- ---------- --------- ---------- ------------- ---------
Management/Advisory Fees
(after fee waiver) (1)       .24%      .25%       .26%       .10%      .37%         .37%        .40%
12b-1 Fees (2)               .56%      .56%       .54%       .58%      .55%         .55%        .55%
Other Expenses               .05%      .04%       .15%       .27%      .03%         .03%        .04%
------------------------------------------------------------------------------------------------------
Total Operating Expenses
(after the waiver)
(3)(4)(5)                    .85%      .85%       .95%       .95%      .95%         .95%        .99%
------------------------------------------------------------------------------------------------------

(1) The Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .45% for the Corporate Daily Income, Government Securities Daily Income, Short-Term Mortgage and Short Duration Mortgage Portfolios, .44% for the Short-Term Government and the Intermediate-Term Government Portfolios and .41% for the GNMA Portfolio.
(2) The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fees payable by Class C shares for each Portfolio are .80%.
(3) Total operating expenses for the Government Securities Daily Income Portfolio and the Short Duration Mortgage Portfolio are based on estimated amounts for the current fiscal year.
(4) Total operating expenses for the GNMA Portfolio have been restated to reflect a reduction in the fee waivers.
(5) Absent the voluntary fee waiver and reimbursement described above, total operating expenses for Class C shares of the Portfolios would be 1.06% for the Corporate Daily Income Portfolio, 1.05% for the Government Securities Daily Income Portfolio, 1.14% for the Short-Term Mortgage Portfolio, 1.30% for the Short Duration Mortgage Portfolio, 1.02% for the Short-Term Government Portfolio, 1.02% for the Intermediate-Term Government Portfolio and 1.00% for the GNMA Portfolio.

EXAMPLE

-------------------------------------------------------------------------------
                                                   1 YR.  3 YRS. 5 YRS. 10 YRS.
                                                   ------ ------ ------ -------
An investor would pay the following expenses on a
$1,000 investment of each portfolio assuming (1)
5% annual return and (2) redemption at the end of
each time period:
 Corporate Daily Income Portfolio                  $ 9.00 $27.00 $47.00 $105.00
 Government Securities Daily Income Portfolio      $ 9.00 $27.00 $47.00 $105.00
 Short-Term Mortgage Portfolio                     $10.00 $30.00 $53.00 $117.00
 Short Duration Mortgage Portfolio                 $10.00 $30.00 $53.00 $117.00
 Short-Term Government Portfolio                   $10.00 $30.00 $53.00 $117.00
 Intermediate-Term Government Portfolio            $10.00 $30.00 $53.00 $117.00
 GNMA Portfolio                                    $10.00 $32.00 $55.00 $121.00
-------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to Class C shares. The Corporate Daily Income, Short-Term Government, Intermediate-Term Government and GNMA Portfolios also offer Class D shares, which are subject to the same expenses except that Class D shares bear sales loads and different distribution costs. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Adviser" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the NASD Rules.

THE TRUST ______________________________________________________________________

SEI DAILY INCOME TRUST (the "Trust") is a diversified open-end management investment company that offers units of beneficial interest ("shares") in separate investment portfolios. This Prospectus offers Class A, Class B and Class C shares of the Trust's Corporate Daily Income, Government Securities Daily Income, Short-Term Mortgage (formerly Adjustable Rate Mortgage), Short Duration Mortgage, Short-Term Government, Intermediate-Term Government and GNMA Portfolios (the "Portfolios," and each of these seven, a "Portfolio"). Each Portfolio may have separate classes of shares which provide for variations in distribution and transfer agent costs, sales charges, voting rights and dividends. Shares in the Corporate Daily Income, Short-Term Government, Intermediate-Term Government and GNMA Portfolios may also be purchased through those Portfolios' Class D shares. Additional information pertaining to the Trust's other portfolios may be obtained by writing to SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734.

INVESTMENT OBJECTIVES AND POLICIES _____________________________________________

THE CORPORATE       The Corporate Daily Income Portfolio seeks to provide
DAILY INCOME        higher current income than that typically offered by a
PORTFOLIO           money market fund while maintaining a high degree of
                    liquidity and a correspondingly higher risk of principal volatility. Under normal conditions the Portfolio invests exclusively in high quality obligations of U.S. domiciled issuers (not including foreign branches of U.S. banks or U.S. branches of foreign banks) consisting of: (i) commercial paper rated in one of the two highest rating category by a nationally recognized statistical rating organization ("NRSRO") or, if unrated, of comparable quality at the time of investment as determined by the Adviser; (ii) obligations (certificates of deposit, time deposits, bankers' acceptances and bank notes) of U.S.
                    commercial banks or savings and loan institutions having net assets of at least $500 million as of the end of their most recent fiscal year; (iii) U.S. Treasury obligations and obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S.
                    Government; (iv) corporate obligations (notes, bonds and debentures) rated in one of the four highest rating categories by a NRSRO or, if unrated, of comparable quality at the time of investment as determined by the Adviser; (v) mortgage-backed securities, asset-backed securities rated in one of the four highest rating categories by a NRSRO or, if unrated, of comparable quality at the time of investment as determined by the Adviser; and (vi) repurchase agreements involving the foregoing securities. However, the Adviser intends to limit the Portfolio's purchases of non-mortgage asset-backed securities to securities that are readily marketable at the time of purchase. Securities rated in the lowest category of investment grade may have speculative characteristics. In the event a security owned by the Portfolio is downgraded below these rating categories, the Adviser will review and take appropriate action with regard to such security. The Portfolio's dollar-weighted average maturity will range from 6 to 18 months. Maximum remaining maturity on any single issue will be 5 years, with the exception of floating rate securities that reset at least annually.

                        WMC is entitled to a fee with respect to each
                    Portfolio, which fee is calculated daily and paid monthly, at an annual rate of .10% of the average daily net assets of each group of Portfolios up to $500 million, .075% of such average daily net assets from $500 million to $1 billion and .05% of such average daily net assets in excess of $1 billion. For the purpose of calculating such fees, the Portfolios are aggregated into the following groups: (i) Corporate Daily Income and Government Securities Daily Income Portfolios, (ii) Short-Term Government, Intermediate-Term Government and GNMA Portfolios and (iii) Short-Term Mortgage and Short Duration Mortgage Portfolios. The fees are based upon each group's aggregate average daily net assets, and are allocated daily among each Portfolio within a group on the basis of each Portfolio's relative net assets. For the fiscal year ended January 31, 1995, the Portfolios paid WMC advisory fees (shown here as a percentage of average daily net assets, after voluntary fee waivers) as follows:
                    Corporate Daily Income Portfolio--.08%; Short-Term Government Portfolio--.08%; Intermediate-Term Government Portfolio--.08%; and GNMA Portfolio--.08%. In addition, for the fiscal year ended January 31, 1995, the Short-Term Mortgage Portfolio paid an advisory fee of .10% of average daily net assets. Of this advisory fee, .04% of the Portfolio's total average daily net assets was paid to Bear Stearns & Co. Inc. and .06% was paid to WMC. The Government Daily Income Securities and Short Duration Mortgage Portfolios have not commenced operations as of January 31, 1995.

DISTRIBUTION ___________________________________________________________________

                    SEI Financial Services Company (the "Distributor"), a wholly owned subsidiary of SEI, serves as each Portfolio's distributor pursuant to a distribution agreement (the "Distribution Agreement") with the Trust. Each class of each Portfolio has a separate distribution plan (the "Class A Plan", "Class B Plan", "Class C Plan" and "Class D Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust may also execute brokerage or other agency transactions through the Distributor for which the Distributor may receive usual and customary compensation. The Trust intends to operate the Plans in accordance with their terms and with the Rules of Fair Practice (the "Rules") of the (National Association & Securities Dealers, Inc. ("NASD") concerning sales charges.
                        The Distribution Agreement and Plan for each class
                    provide for reimbursement of expenses incurred by the Distributor in an amount not to exceed .30% of a Portfolio's average daily net assets on an annualized basis, provided those expenses are permissible as to both type and amount under a budget, and the Class B and Class C Plans provide for additional payments for distribution and shareholder services, as described below. The budget must be approved and monitored quarterly by the Trustees, including those Trustees who are not interested persons and have no financial interest in the Plan or any related agreement ("Qualified Trustees").

                        Distribution related expenses reimbursable to the
                    Distributor under the budget include those related to the costs of advertising and sales materials, the costs of federal and state securities laws registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently, the budget for each Portfolio (shown here as a percentage of average daily net assets) is as follows: Corporate Daily Income--.15%; Government Securities Daily Income-- .06%; Short-Term Mortgage--.13%; Short Duration Mortgage-- .08%; Short-Term Government--.05%; Intermediate-Term Government--.06%; and GNMA--.06%. For any given Portfolio, the budget does not vary from class to class. Distribution expenses not attributable to a specific portfolio of the Trust are allocated among each of the portfolios of the Trust based on average net assets.
                        The Class B and Class C Plans, in addition to
                    providing for the reimbursement payments described above, provide for payments to the Distributor at an annual rate of .30% and .50%, respectively, of each Portfolio's average daily net assets attributable to Class B and Class C shares. The Class D Plan also provides for additional payments to the Distributor of up to .30% of each Portfolio's average daily net assets attributable to Class D shares. These additional payments are characterized as "compensation" and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses. These additional payments may be used to compensate Class B and Class C shareholders that provide distribution related services to their customers.
                        It is possible that an institution may offer different
                    classes of shares to its customers and thus receive compensation with respect to different classes. These financial institutions may also charge separate fees to their customers. Certain financial institutions offering shares to their customers may be required to register as dealers pursuant to state laws.
                        The Distributor may, from time to time in its sole
                    discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.

                    shares) and will not qualify for the corporate dividends-received deduction. Distributions of net capital gains are taxable to shareholders as long-term capital gains. The Portfolios provide annual reports to shareholders of the federal income tax status of all distributions.
                        Each Portfolio intends to make sufficient
                    distributions to avoid liability for the federal excise tax.
                        Dividends declared by a Portfolio in October, November
                    or December of any year and payable to shareholders of record on a date in such a month will be deemed to have been paid by the Portfolio and received by the shareholders on December 31 of the year declared if paid by the Portfolio at any time during the following January.
                        Income received on direct U.S. Government obligations
                    is exempt from tax at the state level when received directly and may be exempt, depending on the state, when received by a shareholder from a Portfolio provided certain conditions are satisfied. Each Portfolio will inform shareholders annually of the percentage of income and distributions derived from direct U.S. Government obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from a Portfolio is considered tax exempt in their particular states.
                        With respect to investments such as STRIPS, which are
                    sold at original issue discount and thus do not make periodic cash interest payments, each Portfolio will be required to include as part of its current income the accreted interest on such obligations even though such Portfolio has not received any interest payments on such obligations during that period. Because each Portfolio distributes all of its net investment income to its shareholders, a Portfolio may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and, which may result in a taxable gain or loss.
                        Sale, exchange, or redemption of Portfolio shares is a
                    taxable transaction to the shareholder.

GENERAL INFORMATION ____________________________________________________________

The Trust           The Trust was organized as a Massachusetts business trust
                    under a Declaration of Trust dated March 15, 1982. The
                    Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each portfolio. In addition to the Portfolios, the Trust consists of the following portfolios: Money Market
                    Portfolio, Prime Obligation Portfolio, Government
                    Portfolio, Government II Portfolio, Treasury Portfolio,
                    Treasury II Portfolio and Federal Securities Portfolio.
                    All consideration received by the Trust for shares of any portfolio and all assets of such portfolio belong to that portfolio and would be subject to liabilities related thereto.
                        The Trust pays its expenses, including fees of its
                    service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation materials and reports to shareholders, costs of custodial services and registering the shares under state and federal

PROSPECTUS
MAY 31, 1995
--------------------------------------------------------------------------------
CORPORATE DAILY INCOME PORTFOLIO
SHORT-TERM GOVERNMENT PORTFOLIO
INTERMEDIATE-TERM GOVERNMENT PORTFOLIO
GNMA PORTFOLIO

--------------------------------------------------------------------------------
Please read this Prospectus carefully before investing, and keep it on file for future reference. It contains information that can help you decide if a Portfolio's investment goals match your own.

A Statement of Additional Information dated May 31, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-437-6016. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI Daily Income Trust (the "Trust") is a mutual fund that offers a convenient means of investing in one or more professionally managed diversified portfolios of securities. Class D shares differ from other classes of the Trust primarily in the imposition of sales charges and the allocation of certain distribution expenses and transfer agent fees. Class D shares are available through SEI Financial Services Company (the Trust's distributor) and through participating broker-dealers, financial institutions and other organizations. This Prospectus offers Class D shares of the four fixed income portfolios (the "Portfolios,"
and each of these, a "Portfolio") listed above.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

PORTFOLIO EXPENSES _____________________________________________________________
The purpose of the following table is to help you understand the various costs and expenses that you, as a shareholder, will bear directly or indirectly in connection with an investment in the Class D shares of a Portfolio.

SHAREHOLDER TRANSACTION EXPENSES (as a percentage of offering price)
--------------------------------------------------------------------------------

                             CORPORATE   SHORT-TERM INTERMEDIATE-TERM
                            DAILY INCOME GOVERNMENT    GOVERNMENT       GNMA
                             PORTFOLIO   PORTFOLIO      PORTFOLIO     PORTFOLIO
                            ------------ ---------- ----------------- ---------
Maximum Sales Charge Im-
posed on Purchases             3.50%       3.50%          3.50%         4.50%
Maximum Sales Charge Im-
posed on Reinvested Divi-
dends                           none        none           none          none
Redemption Fees (1)             none        none           none          none

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)
-------------------------------------------------------------------------------

Management/Advisory Fees
(after fee waiver) (2)          .24%        .37%           .37%          .40%
12b-1 Fees (4)                  .31%        .30%           .30%          .30%
Other Expenses                  .20%        .18%           .18%          .19%
-------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver) (3) (5)      .75%        .85%           .85%          .89%
-------------------------------------------------------------------------------

(1) A charge, currently $10.00, is imposed on wires of redemption proceeds of a Portfolio's Class D shares.

(2) The Manager has waived, on a voluntary basis, a portion of its fee, and the management/advisory fees shown reflect this voluntary waiver. The Manager reserves the right to terminate its waiver at any time in its sole discretion. Absent such waiver, the management/advisory fees would be .45% for the Corporate Daily Portfolio; .44% for the Short-Term Government and Intermediate-Term Government Portfolios and .41% for the GNMA Portfolio.


(3) Total operating expenses for the GNMA Portfolio have been restated to reflect a reduction in the fee waivers.

(4) The 12b-1 fees shown reflect both the current 12b-1 budget for reimbursement of expenses and the Distributor's voluntary waiver of a portion of its compensatory fee. The Distributor reserves the right to terminate its waiver at any time in its sole discretion. The maximum 12b-1 fees payable by the Class D shares for each Portfolio are .60%.

(5) Absent the voluntary fee waivers described above, total operating expenses for Class D shares of the Corporate Daily Income Portfolio would be .96%, .92% for the Short-Term Government and Intermediate-Term Government Portfolios and .90% for the GNMA Portfolio.

EXAMPLE

------------------------------------------------------------------------------

                                                  1 YR.  3 YRS. 5 YRS. 10 YRS.
                                                  ------ ------ ------ -------
An investor in the Portfolio would pay the
following expenses on a $1,000 investment
assuming (1) imposition of the maximum sales
load, (2) 5% annual return and (3) redemption at
the end of each time period:
 Corporate Daily Income Portfolio                 $42.00 $58.00 $75.00 $125.00
 Short-Term Government Portfolio                  $43.00 $61.00 $80.00 $136.00
 Intermediate-Term Government Portfolio           $43.00 $61.00 $80.00 $136.00
 GNMA Portfolio                                   $54.00 $72.00 $92.00 $150.00
------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of the expense table and example is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Class D shares of each Portfolio. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to the Class D shares. Each Portfolio also offers Class A, Class B and Class C shares, which are subject to the same expenses, except that there are no sales charges, different distribution costs and no transfer agent costs. Additional information may be found under "The Manager and Shareholder Servicing Agent," "Distribution" and "The Adviser."

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase of Shares."

Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD").

                       The Adviser is entitled to a fee, which is calculated
                    daily and paid monthly, at an annual rate of .10% of the combined average daily net assets of the Portfolios up to $500 million, .075% of such assets from $500 million to $1 billion and .05% of such net assets in excess of $1 billion. Such fees are allocated daily among the Portfolios on the basis of their relative net assets. For the fiscal year ended January 31, 1995, the Portfolios each paid WMC advisory fees of .08%.

DISTRIBUTION ___________________________________________________________________
                    SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, serves as each Portfolio's distributor pursuant to a distribution agreement (the "Distribution Agreement") with the Trust. Each class of each Portfolio has a separate distribution plan (the
                    "Class A Plan", "Class B Plan", "Class C Plan" and "Class
                    D Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust may also execute brokerage or other agency transactions through the Distributor for which the Distributor may receive usual and customary compensation. The Trust intends to operate the Plans in accordance with their terms and with the Rules of Fair Practice (the "Rules") of the National Association of Securities
                    Dealers, Inc. ("NASD") concerning sales charges.

                       The Distribution Agreement and the Plan for each class
                    provide for reimbursement of expenses incurred by the Distributor in an amount not to exceed .30% of each Portfolio's average daily net assets on an annualized basis, provided those expenses are permissible as to both type and amount under a budget approved and monitored quarterly by the Trustees, including those Trustees who are not interested persons and have no financial interest in the Plans or any related agreement ("Qualified Trustees").

                       Distribution related expenses reimbursable to the
                    Distributor under the budget include those related to the costs of advertising and sales materials, the costs of federal and state securities laws registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently, the budget for each Portfolio is set at an annual rate of .06% of its average daily net assets. Distribution expenses not attributable to a specific portfolio are allocated among each of the portfolios of the Trust based on average net assets.

                       The Class D Plan, in addition to providing for the
                    reimbursement payments described above, provides for payments to the Distributor at an annual rate of .30% of each Portfolio's average daily net assets attributable to Class D shares. These additional payments are characterized as "compensation," and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses. These additional payments may be used to compensate the Distributor for its services in connection with distribution assistance or provision of shareholder services, and some or all of it may be used to pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. If the Distributor's expenses are less than its fees under the Class D Plan, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher. Currently, the Distributor is taking this additional "compensation" payment under the Class D Plan at a rate of only .25% of each Portfolio's average daily net assets, on an annualized basis, attributable to Class D shares.
                       The Class B and Class C Plans are similar to the Class
                    D Plan described above, except that for each Portfolio, the Class B and Class C Plans provide for additional payments to the Distributor of .30% and .50%, respectively, and they apply only to Class B or Class C shares. It is possible that a financial institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes. These financial institutions may also charge separate fees to their customers. Certain financial institutions offering shares to their customers may be required to register as dealers pursuant to state laws.
                       The Distributor may, from time to time in its sole
                    discretion, institute one or more promotional incentive
                    programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.

PERFORMANCE ____________________________________________________________________
                    For any Portfolio, the performance of the Class D shares
                    will normally be lower than that on Class A or Class B
                    shares of the Portfolio because of the sales charge (when
                    applicable) and additional distribution and transfer agent expenses charged to Class D shares. The performance of the
                    Class D shares will normally be higher than on Class C
                    shares of each Portfolio because of the additional
                    distribution expenses charged to Class C shares.
                       From time to time, each Portfolio may advertise its
                    yield and total return. These figures are based on
                    historical earnings and are not intended to indicate
                    future performance. No representation can be made
                    concerning actual future yields or returns. The yield of a
                    Portfolio refers to the income generated by a hypothetical investment, net of any sales charge imposed in the case of some of the Class D shares, in that Portfolio over a
                    thirty day period. This income is then "annualized," (i.e.
                    the income generated by
                    investment could be exhausted entirely. To participate in
                    the SWP, you must have your dividends automatically
                    reinvested. You may change or cancel the SWP at any time,
                    upon written notice to the Transfer Agent.
How to Close your   An account may be closed by providing written notice to
Account             the Transfer Agent. You may also close your account by
                    telephone if you have previously elected telephone options on your Account Application.

GENERAL INFORMATION ____________________________________________________________

The Trust           SEI Daily Income Trust (the "Trust") was organized as a
                    Massachusetts business trust under a Declaration of Trust
                    dated March 15, 1982. The Declaration of Trust permits the
                    Trust to offer separate portfolios of shares and different classes of each portfolio. Shareholders may purchase
                    shares in Portfolios through four separate classes: Class
                    A, Class B, Class C and Class D, which provide for
                    variation in distribution and transfer agent costs, voting rights, dividends, and the imposition of a sales charge on
                    Class D shares. This Prospectus offers the Class D shares
                    of the Trust's Corporate Daily Income Portfolio, Short-
                    Term Government Portfolio, Intermediate-Term Portfolio and
                    GNMA Portfolio (the "Portfolios"). In addition to the
                    Portfolios, the Trust consists of the following
                    portfolios: Money Market Portfolio, Prime Obligation
                    Portfolio, Government Portfolio, Government II Portfolio,
                    Treasury Portfolio, Treasury II Portfolio, Federal
                    Securities Portfolio, Short-Term Mortgage Portfolio, Short
                    Duration Mortgage Portfolio and Government Securities
                    Daily Income Portfolio. Additional information pertaining
                    to the Trust may be obtained by writing to SEI Financial
                    Management Corporation, 680 East Swedesford Road, Wayne,
                    Pennsylvania 19087 or by calling 1-800-437-6016. All
                    consideration received by the Trust for shares of any
                    Portfolio and all assets of such Portfolio belong to that
                    Portfolio and would be subject to liabilities related
                    thereto.
                       The Trust pays its expenses, including fees of its
                    service providers, audit and legal expenses, expenses of
                    preparing prospectuses, proxy solicitation materials and
                    reports to shareholders, costs of custodial services and
                    registering the shares under federal and state securities
                    laws, pricing, insurance expenses, including litigation
                    and other extraordinary expenses, brokerage costs,
                    interest charges, taxes and organization expenses.
Trustees of the     The management and affairs of the Trust are supervised by
Trust               the Trustees under the laws of The Commonwealth of
                    Massachusetts. The Trustees have approved contracts under
                    which, as described above, certain companies provide
                    essential management services to the Trust.
Voting Rights       Each share held entitles the shareholder of record to one
                    vote. The shareholders of each Portfolio or class will vote separately on matters relating solely to that Portfolio or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon

                                                                    22